Exhibit 99.1

Contact:	John Hamilton, VP & CFO
650-462-5900

FOR IMMEDIATE RELEASE

DEPOMED ANNOUNCES 2002 YEAR END FINANCIAL RESULTS

Significant Clinical Advances in Pharmaceutical Product Pipeline Achieved in 2002

MENLO PARK, Calif., March 31, 2003 — DepoMed Inc. (AMEX: DMI) today announced its financial results for the year ended December 31, 2002.  For the year, a net loss of $13,495,000 or $0.92 per share was reported, compared to a net loss of $17,600,000 or $1.72 per share for the year ended December 31, 2001.  Cash and investment balances at December 31, 2002 were $20,218,000.

Revenues for the year ended December 31, 2002 totaled $1,661,000 compared with $3,673,000 for the year ended December 31, 2001.  Revenues in 2002 decreased largely as a result of the discontinuation of work on the joint venture with Elan Corporation in August 2002.  In addition, development services for an undisclosed collaborative partner begun in 2001 were completed in 2002.

Research and development expenses for the year ended December 31, 2002 were $24,714,000 compared to $15,461,000 for the year ended December 31, 2001.  The increase was primarily due to DepoMed’s expanded product development activities, including two ongoing Phase III clinical trials for Metformin GR™, an extended release once-daily Type II diabetes treatment.

“During this past year, DepoMed has demonstrated significant progress in advancing our clinical pipeline, with one product in Phase III clinical trials, another through Phase II clinical trials and earlier-stage candidates behind them,” commented John W. Fara, President and CEO.  “We also entered into an important strategic partnership with Biovail Laboratories for Metformin GR that has the potential to generate a significant cash milestone at product approval and to provide us with long-term royalties.

“Moreover, we are enthusiastic about the opportunities for future pharmaceutical product partnerships based on our current pipeline and the ability of our proprietary drug delivery technologies to create new oral products.  This opportunity for additional collaborations has been enhanced by the favorable settlement in December 2002 of the patent infringement lawsuit against Bristol-Myers Squibb.  We now believe we are well poised to deliver increasing value to our shareholders in the years to come,” noted Fara.

In January 2003, DepoMed released positive Phase III clinical trial results on Metformin GR, the company’s product for Type II diabetes.  Study results demonstrated that metformin delivered once-daily using DepoMed’s Gastric Retention (GR™) technology was comparable to multiple dosings of the Bristol-Myers Squibb immediate release Glucophage® product in achieving glycemic control.  Ciprofloxacin GR™, DepoMed’s once-daily antibiotic for urinary tract infections completed Phase II clinical trials, and Furosemide GR™, the company’s controlled-release diuretic, completed Phase I clinical trials.

DepoMed, Inc.

DepoMed, Inc., is providing better medicines to a growing number of patients by applying its proprietary oral drug delivery technologies to a wide range of proven and new medications.  To date, the company has created a pipeline of pharmaceutical products which potentially offer enhanced efficacy, reduced side effects and less frequent dosing based on its patented Gastric Retention (GR™) System.  Through partnerships and independent product development programs, DepoMed is solving complex drug delivery problems, with the opportunity of extending patent life for valuable medicines and building pharmaceutical pipelines.  Additional information about DepoMed may be found at the company’s web site at http://www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the impact of competitive products; disputes arising from collaborative arrangements; the protection of patents and other proprietary rights; and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 20021, filed on March 31, 2003.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DEPOMED, INC.

 (A Development Stage Company)

STATEMENTS OF OPERATIONS

				Period From
	Year Ended December 31,			Inception
	2002	2001 (Restated(1)	2000 (Restated(1)	(August 7, 1995) to December 31, 2002

Revenue:
Collaborative agreements	$440,659	$1,547,277	$21,775	$3,811,023
Contract revenue from joint venture	1,220,527	2,126,049	1,754,443	5,101,019
Total revenue	1,661,186	3,673,326	1,776,218	8,912,042

Operating expenses:
Research and development	24,714,134	15,461,113	7,488,227	54,842,089
General and administrative	5,374,490	2,533,640	2,026,188	15,281,264
Purchase of in-process research and development	—	—	—	298,154

Total operating expenses	30,088,624	17,994,753	9,514,415	70,421,507

Loss from operations	(28,427,438)	(14,321,427)	(7,738,197)	(61,509,465)

Other income (expenses):
Equity in loss of joint venture (restated)	(2,435,667)	(3,173,409)	(14,202,627)	(19,811,703)
Gain from Bristol-Myers legal settlement	18,000,000	—	—	18,000,000
Interest and other income	101,106	231,146	316,520	1,606,623
Interest expense	(732,566)	(336,349)	(93,566)	(1,381,345)
Total other income (expenses) (restated)	14,932,873	(3,278,612)	(13,979,673)	(1,586,425)

Net loss (restated)	$(13,494,565)	$(17,600,039)	$(21,717,870)	$(63,095,890)

Basic and diluted net loss per
share (restated)	$(0.92)	$(1.72)	$(2.96)

Shares used in computing basic and diluted
net loss per common share	14,642,745	10,220,223	7,329,876

(1) Basic and diluted net loss per share for the years ended December 31, 2001 and 2000 has been changed to reflect the restatement and elimination of accrued dividends as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2003.

DEPOMED, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
	2002 (1)	2001
		Restated(1)(2)
ASSETS
Current assets:
Cash and cash equivalents	$11,533,326	$5,150,088
Marketable securities	8,684,647	—
Accounts receivable	301,869	397,277
Receivable from joint venture	—	642,793
Prepaid and other current assets	534,351	197,479
Total current assets	21,054,193	6,387,637

Property and equipment, net	1,833,208	2,065,175
Other assets	291,876	294,034
	$23,179,277	$8,746,846

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,803,672	$2,327,381
Accrued compensation	429,491	446,515
Accrued clinical trial expense	2,381,609	162,120
Other accrued liabilities	218,548	181,547
Payable to joint venture		845,845
Capital lease obligation, current portion	14,870	13,984
Long-term debt, current portion	420,850	542,251
Other current liabilities	305,166	137,718
Total current liabilities	8,574,206	4,657,361

Capital lease obligation, non-current portion	22,653	4,216
Long-term debt, non-current portion	362,567	783,416
Promissory note from related party, non-current portion	8,618,717	4,779,054

Preferred stock, no par value; 5,000,000 shares authorized;
Series A convertible exchangeable preferred stock; 25,000
shares designated, 12,015 shares issued and outstanding
at December 31, 2002 and 2001	12,015,000	12,015,000

Commitments

Shareholders’ deficit:
Common stock, no par value, 100,000,000 shares
authorized; 16,460,566 and 11,530,168 shares issued and
outstanding at December 31, 2002 and 2001, respectively	56,679,288	36,109,124
Deficit accumulated during the development stage	(63,095,890)	(49,601,325)
Accumulated other comprehensive income	2,736
Total shareholders’ deficit	(6,413,866)	(13,492,201)
	$23,179,277	$8,746,846

(1) The balance sheets as of December 31, 2002 and 2001 were derived from the audited balance sheets included in the Company’s 2002 Annual Report on Form 10-K, filed with the securities and Exchange Commission on March 31, 2003.

(2) The balance sheet as of December 31, 2001 has been changed to reflect the restatement described in the Company’s 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2003.

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